Exhibit 10.19

PERFORMANCE-BASED PROFITS INTEREST PARTICIPATION RIGHT UNIT AGREEMENT

THIS AGREEMENT, dated as of [●] by, and among Lazard Ltd, a Bermuda exempted company (the “Company”), Lazard Group LLC, a Delaware limited liability company (“Lazard Group”), and [●] (the “Member”).

W I T N E S S E T H

In consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties hereto agree as follows:

1.  Grant and Vesting of PIPR Interest.

(a)  Subject to the provisions of this Agreement, the provisions of the Company’s 2018 Incentive Compensation Plan, as may be amended from time to time (the “Plan”), and the Amended and Restated Operating Agreement of Lazard Group, as amended from time to time (the “Operating Agreement”) (all capitalized terms used herein, to the extent not defined, shall have the meaning set forth in the Operating Agreement, unless otherwise specified), Lazard Group hereby grants to the Member, as of the date set forth above (the “Grant Date”), a PIPR Interest issued on the date hereof as [●] PIPR Units.

The PIPR Interest is an “Other Equity-Based Award” within the meaning of Section 8 of the Plan.  These PIPR Units are performance-based restricted participation units, or PRPUs, and are Performance PIPRs for purposes of the Operating Agreement.  Subject to the terms and conditions set forth in this Agreement, the Member will earn (or be deemed to earn) a number of PIPR Units that is between 0% and 100% of the number of PIPR Units subject to this Agreement, such number of earned PIPR Units to be determined based on the achievement of the performance goals set forth on Appendix A (the “Performance Conditions”).

(b)  Subject to the terms and conditions of this Agreement and to the provisions of the Plan, each PIPR Unit shall vest and, subject to the Operating Agreement, no longer be subject to forfeiture, upon the date on which all of the following conditions have been satisfied:

(i) such PIPR Unit has become an Equitized PIPR Unit (such date, as applicable to the relevant PIPR Unit, the “Equitization Date”);

(ii) the Member has remained in continuous service to the Company or any of its Affiliates until [●] (such condition, the “Service Condition”); and

(iii) the Committee (as defined in the Plan) concludes that during the period beginning on [●] and ending on [●] or, in the case of relative TSR (as defined in Appendix A), the relevant trading period set forth in Appendix A (the “Performance Period”), the Company has achieved the Performance Conditions and specifies the level at which the PIPR Units shall vest, based on the scoring, adjustment, weighting and modifier provisions set forth in Appendix A; provided, however, that the Committee, in its sole discretion, may interpret the goals and scoring set forth in Appendix A as it deems necessary or appropriate (including, without limitation, to the extent necessary to address extraordinary events or circumstances).  The ultimate score achieved based on Appendix A (which may range from 0.0 to [●]) will be multiplied by [●] PIPR Units (the “Target PIPR Units”) in order to determine the number of PIPR Units, if any, that may vest upon satisfaction (or deemed satisfaction) of the Service Condition and the occurrence of the relevant Equitization Date on or before the fifth anniversary of the Grant Date (such date, the “Final Equitization Date”) in accordance with Section 1(b)(i), 1(b)(ii), 1(c), 1(d) or 1(e).

The date that both the Performance Condition and the Service Condition have been satisfied with respect to an Unvested Award (as defined below) is referred to herein as the “Vesting Date”, and an Unvested PIPR Unit or any Share (as defined in the Plan) that the Member receives in exchange for an Equitized PIPR Unit pursuant to Section 4 or receives pursuant to Section 10(a) (each such Share, a “Restricted Share”) that is outstanding prior to the Vesting Date is referred to as an “Unvested Award”.

Notwithstanding anything in this Agreement or in the Plan to the contrary, except as provided in this Section 1(b) and Section 1(e), the Member will forfeit all Unvested Awards and all rights thereunder will terminate in the event that the Member incurs a Termination of Employment (as defined in the Plan) prior to the Vesting Date for any reason not set forth in Section 1(c), which Termination of Employment and forfeiture shall be deemed to occur on the date that the Member provides notice of termination to the Company, in the case of a resignation by the Member, or on the Date of Termination (as defined in Appendix B), in the case of Termination of Employment by the Company.  In addition, all Unvested Awards shall be forfeited by the Member to the extent that, following the last day of the Performance Period (or such earlier date as specified in Section 1(c)(i) or 1(e)(i)), the Performance Conditions with respect to such Unvested Awards have not been satisfied.  The Member’s PIPR Capital with respect to a PIPR Unit that has been forfeited, canceled or terminated shall be treated as provided in Section 4.03(c)(iv) of the Operating Agreement.

(c)  (i) Except as set forth in Section 1(e), in the event that the Member incurs a Termination of Employment prior to the Vesting Date due to (A) the Member’s Disability (as defined in the Plan), (B) the Member’s death or (C) a Termination of Employment by the Company other than for Cause, the Member shall no longer be required to remain in continuous service to satisfy the Service Condition and the Unvested Awards shall no longer be subject to the Performance Conditions, but (other than in the case of death) the Unvested Awards shall remain outstanding and subject to forfeiture pursuant to Section 1(d) through the Vesting Date (for the avoidance of doubt, each PIPR Unit will remain outstanding subject to the occurrence of the relevant Equitization Date on or before the Final Equitization Date), and (other than in the case of death) will be subject to forfeiture pursuant to Section 1(d) through the Vesting Date);  provided that the Performance Conditions shall be deemed satisfied with respect to the Unvested Awards based on (1) the actual performance level during the period beginning on the first day of the Performance Period and ending on the last day of the most recent fiscal quarter preceding the Date of Termination (or, if the Date of Termination occurs more than halfway through a fiscal quarter, the last day of such current fiscal quarter), as determined by the Committee, and

(2) deemed performance at the target level (i.e., the 1.0 level) for the period beginning on the first day of the following fiscal quarter through the last day of the Performance Period.

(i)Except as set forth in Section 1(e), in the event that the Member incurs a Termination of Employment prior to the Vesting Date due to the Member’s Retirement (as defined below), the Member shall no longer be required to remain in continuous service to satisfy the Service Condition, but the Unvested Awards shall remain outstanding and subject to forfeiture pursuant to Section 1(d) through the Vesting Date (for the avoidance of doubt, each PIPR Unit will remain outstanding subject to the occurrence of the relevant Equitization Date on or before the Final Equitization Date, and will be subject to forfeiture pursuant to Section 1(d) through the Vesting Date), and shall remain subject to the Performance Conditions. Such Unvested Awards  shall vest at the level determined by the Committee following the last day of the Performance Period, based on actual performance during the Performance Period. For purposes of this Agreement, “Retirement” shall mean that the Member voluntarily incurs a Termination of Employment on or after the date on which the Member meets all of the requirements of the retirement policy applicable to equity awards granted under the Plan, as in effect from time to time.

(d)   Notwithstanding anything to the contrary in this Agreement, in the event that the Member incurs a Termination of Employment by the Company other than for Cause or a Termination of Employment due to Retirement in accordance with Section 1(c)(ii), in either case, prior to a Change in Control (as defined in the Plan), the Unvested Awards shall be treated as provided in Section 1(c)(i) or Section 1(c)(ii), as applicable, only if the Member (or the Member’s estate, if applicable) signs a customary release of claims in favor of the Company and its Affiliates that is acceptable to the Company, and such release becomes effective and irrevocable on or before the 65th day following the Member’s Termination of Employment.  In the event the Member (or the Member’s estate, if applicable) does not sign such release or revokes such release before it becomes effective, the Member shall forfeit all rights to any Unvested Awards.  In the event that, prior to a Change in Control or prior to a Termination of Employment (including by reason of Retirement in accordance with Section 1(c)(ii)) following a Change in Control, as applicable, the Member violates any of the restrictive covenants set forth in Appendix B, which are incorporated herein by reference (the “Restrictive Covenants”), all outstanding Unvested Awards shall be forfeited and canceled.  For the avoidance of doubt, in no event shall a violation of the Restrictive Covenants following a Termination of Employment serve as a basis for forfeiture of Unvested Awards from and after a Change in Control.  Notwithstanding that certain Restrictive Covenants apply for only a limited period following Termination of Employment, in the event that the Member incurs a Termination of Employment by reason of Retirement, the Member will forfeit any outstanding Unvested Awards if the Member does not comply with all of the Restrictive Covenants until the Vesting Date.

(e)  (i) Notwithstanding any provision of this Agreement to the contrary, in the event of a Change in Control that occurs prior to the end of the Performance Period (without regard to whether the Member’s Retirement has occurred on or prior to the date of such Change in Control), the Performance Conditions shall no longer apply and, instead, shall be deemed to have been satisfied as of immediately prior to the Change in Control at the greater of (A) the target level and (B) the actual performance level achieved during the period beginning at the start of the Performance Period and ending on the date of such Change in Control, as determined by the Committee prior to the Change in Control with any necessary exercise of discretion determined by the Committee prior to the Change in Control (the greater of (A) and (B), the “Deemed Performance Level”).  Upon a Change in Control, an Equitized PIPR Unit or a Restricted Share may be converted into an award in respect of stock of, or other equity interests in, the acquirer (or one of its affiliates) based on the value of such Unvested Award (in the case of an Equitized PIPR Unit that is in Parity, which value shall be determined as if exchanged for a Share on a one-for-one basis) at the time of such Change in Control and, following conversion, any such award will be considered an Unvested Award to the extent provided in this Agreement.  A Non-Equitized PIPR Unit outstanding as of a Change in Control may either (i) remain outstanding or (ii) be converted into replacement awards in accordance with Section 10(a) of this Agreement and Section 4.03(c)(iv) of the Operating Agreement in respect of stock of, or other equity interests in, the acquirer (or one of its affiliates).  Except as otherwise provided in this Section 1(e)(i) and Section 1(e)(ii), following a Change in Control, the Unvested Awards shall remain subject to the Service Condition; provided, however, that in the event that the Member incurs a Termination of Employment upon or following a Change in Control but prior to the Vesting Date under any of the circumstances described in Section 1(c), the Service Condition shall be deemed to have been satisfied immediately upon such Termination of Employment, and the date of such Termination of Employment shall be deemed to be the Vesting Date for purposes of such Unvested Awards (and any related Unvested Dividend Amount (as defined in Section 6 of this Agreement)).  Furthermore, in the event that the Member incurs a Termination of Employment under any of the circumstances described in Section 1(c) prior to the Vesting Date and prior to a Change in Control, upon a Change in Control, the date of the Change in Control shall be deemed to be the Vesting Date for purposes of any Unvested Awards (and any related Unvested Dividend Amount).  Notwithstanding the forgoing, solely to the extent required to avoid taxation and penalties under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”),  the Unvested Awards (and any related Unvested Dividend Amount) shall be settled no later than March 15th of the calendar year (or, if applicable, two and one-half months after the end of the applicable service recipient’s fiscal year) following the later of (i) the calendar year (or fiscal year, as applicable) in which the Change in Control occurs and (ii) the calendar year (or fiscal year, as applicable) in which the Unvested Awards (and any related Unvested Dividend Amount) are no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code.  In the event of settlement of any Unvested Awards (and any related Unvested Dividend Amount) prior to the Vesting Date (or deemed Vesting Date) in accordance with the immediately preceding sentence, a portion of the Shares (or acquirer shares) may be sold pursuant to Section 1(e)(iv) below, and the remainder of the Unvested Award (and any related Unvested Dividend Amount) will remain forfeitable until the Vesting Date (or deemed Vesting Date).

(i)Notwithstanding any other provision of this Agreement, in the event of a Change in Control prior to the Vesting Date, unless (A) either (1) the Unvested Awards remain outstanding following the Change in Control or (2) provision is made in connection with the Change in Control for assumption of Unvested Awards or substitution of such Unvested Awards for new awards covering equity interests in a successor entity, with appropriate adjustments to the number of Unvested Awards, as determined by the Committee (as defined in the Plan) in accordance with Section 1(e)(i) of this Agreement and Section 4.03(c)(iv) of the Operating Agreement, prior to the Change in Control pursuant to Section 3(b)(ii) of the Plan and (B) the material terms and conditions of such Unvested Awards as in effect immediately prior to the Change in Control are preserved following the Change in Control (including, without limitation, with respect to the vesting schedule, the intrinsic value of the Unvested Awards (or similar potential fair value in accordance with Section 10(a) of this Agreement and Section 4.03(c)(iv) of the Operating Agreement, in the case of a Non-Equitized PIPR Unit) and transferability of the Unvested Awards (and interests into which the Unvested Awards may be converted or exchanged) prior to and following the Change in Control), the Service Condition shall be deemed satisfied and the Performance Conditions shall be deemed satisfied at the Deemed Performance Level immediately upon such Change in Control, and the date of the Change in Control shall be deemed to be the Vesting Date for purposes of such Unvested Awards (and any related Unvested Dividend Amount).

(ii)Notwithstanding Section 10(a) of the Plan, except as set forth in Section 1(e)(ii), in the event that the Member incurs a Termination of Employment upon or following a Change in Control but prior to the Vesting Date, under any circumstances other than those described in Section 1(c) or this Section 1(e) (including a voluntary resignation if the individual is not retirement eligible (in accordance with the Company’s policies as in effect prior to the Change in Control) or a termination for Cause), then any outstanding Unvested Awards shall be immediately forfeited.

(iii)To the extent that the conversion, assumption or substitution of the PIPR Units in connection with a Change in Control would result in the Member incurring tax liability with respect to such PIPR Units, subject to applicable law and any policies of the Company or any successor that impose trading restrictions (such as blackout periods), the Member shall be permitted to sell the number of Shares (or acquirer shares) subject to the replacement award that the Company determines to be necessary to satisfy the Member’s tax liability incurred in connection with such exchange.  Any such Shares (or acquirer shares) that the Member is entitled to sell pursuant to this Section 1(e)(iv) will no longer be considered Unvested Awards.

2.  Capital.

(a)  Capital Contribution.  Each Member of Lazard Group has made or shall be required to make an initial capital contribution to Lazard Group.  In the event that the Member fails to make the required capital contribution prior to the date specified by Lazard Group, the PIPR Units will be immediately forfeited and the Member will have no further rights pursuant to this Agreement.

(b)  PIPR Capital Accounts.

(i)On the Grant Date, the Member’s initial PIPR Capital Account shall have a balance of zero, provided that in the event that the Member has made a capital contribution to Lazard Group pursuant to Section 2(a) above, then the Member’s initial PIPR Capital Account balance shall equal the amount of such contribution.  The Member shall not be entitled to withdraw or otherwise receive any distributions in respect of, or any return on, any PIPR Capital except as provided in the Operating Agreement.

(ii)Certain adjustments to the Member’s PIPR Capital Account shall be handled in the manner specified in Section 5.04 of the Operating Agreement (the date of any such adjustment, a “Revaluation Date”).

3.  Achievement of Equitizing Target Capital.

Upon any Revaluation Date, PIPR Units shall become Equitized PIPR Units subject to the conditions set forth in the Operating Agreement.  Except as otherwise set forth in this Agreement, any Non-Equitized PIPR Unit that does not become an Equitized PIPR Unit on such Revaluation Date shall remain outstanding and shall be eligible to become an Equitized PIPR Unit on each subsequent Revaluation Date in accordance with the Operating Agreement; provided that any such Non-Equitized PIPR Unit that has not become an Equitized PIPR Unit on or prior to the Final Equitization Date shall be automatically forfeited.  For the avoidance of doubt, from and after the relevant Equitization Date, the Equitized PIPR Units shall remain Unvested Awards until the Vesting Date.

4.  Exchange of Equitized PIPR Units for Shares.

(a)  As of the Vesting Date, the Member shall have the right to exchange all of the Member’s Equitized PIPR Units that are Exchangeable PIPR Units for Shares at such times, on the terms, and subject to the conditions set forth in Section 7.03 of the Operating Agreement; provided that, notwithstanding anything in Section 7.03(a) of the Operating Agreement to the contrary, in no event shall Lazard Group be permitted to defer an exchange of the Member’s Exchangeable PIPR Units if the Member is an “officer” within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)  The Committee shall have the right to require the exchange of any or all Equitized PIPR Units that the Member has received pursuant to this Agreement for Shares in accordance with Section 7.03 of the Operating Agreement.  In the event that the Committee requires any such exchange prior to the Vesting Date, then the Shares that the Member receives will be considered an Unvested Award until the Vesting Date and will be subject to the forfeiture provisions in Section 1 of this Agreement.  Notwithstanding anything in this Agreement, the Plan or the Operating Agreement to the contrary, in the event that the Committee requires an exchange of Equitized PIPR Units for Shares, subject to Section 7.03(f) of the Operating Agreement, applicable law and any Company policies that impose trading restrictions (such as blackout periods), the Shares will be subject to the same vesting conditions that were applicable to the Equitized PIPR Units; provided that the Member shall be permitted to sell the number of Shares that the Company determines to be necessary to satisfy the Member’s tax liability incurred with respect to such Shares and in connection with such exchange.  Any such Shares that the Member is entitled to sell pursuant to this Section 4(b) will no longer be considered Unvested Awards.

5.  Nontransferability.

(a)  Except as provided by the Committee, the PIPR Units shall not be transferrable by the Member except as set forth in Section 7.02(c) of the Operating Agreement, and the Restricted Shares shall not be transferable by the Member by means of sale, assignment, exchange, encumbrance, pledge, hedge or otherwise, except (i) upon the death of the Member, a transfer by operation of law to the Member’s estate, direct descendants or spouse or (ii) to an affiliate of the Company in exchange solely for affiliate equity interests.  In the event of any transfer pursuant Section 7.02(c) of the Operating Agreement or any transfer pursuant to the preceding clause (i)

or (ii) of this Section 5(a), any obligations of the Member to claim tax benefits or to refund amounts to the Company or Lazard Group shall be binding upon the relevant Transferee.

(b)  Any Unvested Awards that are Shares shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates.  Any certificate or book entry credit delivered or entered in respect thereof pursuant to Section 4(b) of this Agreement shall be registered in the name of the Member and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable thereto, substantially in the following form:

“The transferability of this certificate (if certificated) and the shares of stock represented hereby is subject to the terms and conditions (including forfeiture) of the Lazard Ltd 2018 Incentive Compensation Plan, the Amended and Restated Operating Agreement of Lazard Group LLC and an Award Agreement, as well as the terms and conditions of applicable law.  Copies of such Plan, Operating Agreement and Award Agreement are on file at the offices of Lazard Ltd.”

The Committee is likely to require that the certificates or book entry credits evidencing title of the Restricted Shares be held in custody by the escrow agent (if any) that is designated by the Company (the “Designated Escrow Agent” which, in the absence of any such designation, shall mean the Company) until the restrictions thereon shall have lapsed and that, as a condition of receiving the Restricted Shares, the Member shall have delivered to the Company a stock power, endorsed in blank, relating to such Restricted Shares.  If and when the Vesting Date occurs with respect to the Restricted Shares or the Restricted Shares otherwise become vested in accordance with Section 1(c)(i) or 1(e), provided that the Restricted Shares have not been forfeited pursuant to Section 1(b), 1(d) or 1(e)(iii), the legend set forth above shall be removed from the certificates or book entry credits evidencing such Shares within 30 days following such date.  Notwithstanding the foregoing, the Designated Escrow Agent shall be entitled to hold the Restricted Shares until the Company shall have received from the Member a duly executed Form W-9 and any other information or completed forms the Company may reasonably require.

6.  Allocations, Distributions and Dividends.

Allocations and distributions with respect to the PIPR Units (including tax distributions) shall be handled in the manner specified in the Operating Agreement, provided that, notwithstanding the definition of “Specified Percentage” in the Operating Agreement, the Specified Percentage with respect to the PIPR Units shall be [●]%.  In the case of any Restricted Shares, any dividends or other distributions that are paid on such Restricted Shares prior to the Vesting Date (whether payable in cash or in kind) will be held by the Designated Escrow Agent and shall vest and be paid (less any taxes required to be withheld) at the time the corresponding Restricted Shares vest (it being understood that the provisions of this sentence shall not apply to any extraordinary dividends or distributions, which are addressed in Section 9 of this Agreement and Section 3(c)(i) of the Plan).  In the event that any Restricted Shares are forfeited in accordance with Section 1(b), 1(d) or 1(e)(iii), all dividends held by the Designated Escrow Agent with respect to such Restricted Shares shall also be forfeited.  The amount of any distributions credited under Section 6.03 of the Operating Agreement to the Member’s PIPR Units prior to the Vesting Date and any amounts that are held by the Designated Escrow Agent, are referred to herein as “Unvested Dividend Amounts”.  Any such Unvested Dividend Amounts shall be settled through a cash payment (less any prior tax distributions pursuant to Section 6.02 of the Operating Agreement in respect of Unvested Dividend Amounts) to the Member upon the Member’s satisfaction of the Service Condition and the Performance Conditions applicable to the Unvested Awards to which such Unvested Dividend Amounts relate.  Upon the forfeiture of an Unvested Award pursuant to the terms of this Agreement, all Unvested Dividend Amounts (including the amount of cash tax distributions previously paid pursuant to Section 6.02 of the Operating Agreement) allocated to the Member’s forfeited PIPR Units and any amounts that are held by the Designated Escrow Agent with respect to such Unvested Award, shall also be forfeited.  The Member’s PIPR Capital that has been forfeited, canceled or terminated shall be treated as provided in Section 4.03(c)(iv) of the Operating Agreement, as applicable.  From and after the Vesting Date, the rights of the Member to receive distributions with respect to any PIPR Unit shall be governed by the Operating Agreement, and the rights of the Member to receive distributions with respect to the Shares shall be the same as regular shareholders of the Company.

7.  Tax Distributions.

Tax distributions in respect of the PIPR Units shall be handled in the manner specified in Section 6.02 of the Operating Agreement.  Notwithstanding anything in Section 6.02 of the Operating Agreement, if the Member forfeits any Unvested Awards because the Member is not permitted to retire pursuant to Section 1(c)(ii) above and resigns prior to the Vesting Date or is terminated by the Company for Cause and if the Member is not entitled to a sufficient amount of distributions pursuant to Section 6.02 or Section 6.03 of the Operating Agreement, then, subject to the limitations set forth in Section 6.02 of the Operating Agreement, Lazard Group shall be permitted to require the Member to repay, and the Member agrees to repay and shall be obligated to repay, Lazard Group the amount of such advance not later than 30 days following such forfeiture.

8.  Section 83(b) Election.

The Member agrees that the Member will make a protective election to be taxed immediately on the value of the PIPR Interest on the Grant Date; provided that the Member shall have no liability to the Company if the Member fails to comply with this Section 8.  In order to do so, the Member must file an election with the Internal Revenue Service pursuant to Section 83(b) of the Code, and the applicable Treasury Regulations thereunder (a “Section 83(b) Election”) with respect to the PIPR Interest within 30 days following the Grant Date.  The Member further agrees that, in the event that the Member receives Restricted Shares pursuant to Section 4(b) of this Agreement, the Member will make a Section 83(b) Election with respect to such Restricted Shares within 30 days following the date the Member receives such Restricted Shares.  The Member will provide a copy of each such Section 83(b) Election to Lazard Group not later than ten (10) days after filing the election with the Internal Revenue Service or other governmental authority.

9.  Payment of Transfer Taxes, Fees and Other Expenses.

(a)  The Company agrees to pay, or to cause its applicable Affiliate to pay, any and all original issue taxes and stock transfer taxes that may be imposed on the delivery of any PIPR Units or Shares (including any Restricted Shares) pursuant to this Agreement, together with any and all other fees and expenses necessarily incurred by the Company or any of its Affiliates in connection therewith.

(b)  If the Company, or its applicable Affiliate, pays any taxes (including any related interest, penalties or additions to tax) in respect of PIPR Units or Shares (including any Restricted Shares) on the Member’s behalf, (i) except if the Member is an “executive officer” (within the meaning of Rule 3b-7 under the Exchange Act), as may be required to comply with the Sarbanes-Oxley Act, if requested by Lazard Group, the Member agrees to reimburse and shall reimburse Lazard Group for such taxes within 30 days following the Company’s request or (ii) if such taxes are paid by Lazard Group, Lazard Group may treat any such taxes as an advance to the Member to be repaid by reducing the amount of distributions that would otherwise be made to the Member under this Agreement and the Operating Agreement; provided that the Member shall be treated as receiving such distributions, unreduced by this Section 9, for all other purposes of this Agreement and the Operating Agreement.  For the avoidance of doubt, all determinations of the Managing Members in accordance with Section 5.05 of the Operating Agreement, the Tax Representative and Lazard Group in accordance with Section 5.07 of the Operating Agreement shall be binding on the Member and any Transferee.

(c)  Except as otherwise provided in Section 9(a), Section 9(b) and Section 13, the Member shall be solely responsible for the payment of any taxes in respect of PIPR Units or Shares (including any Restricted Shares) (including any related interest, penalties or additions to tax) and shall hold the Company and its Affiliates and their respective directors, officers and employees harmless from any liability arising from the Member’s failure to comply with the foregoing provisions of this Section 9(c).

10.  Termination of Unvested Awards; Adjustment Provisions.

(a)  The Committee shall have the right to terminate any Non-Equitized PIPR Units on the terms and subject to the conditions set forth in Section 4.03(c)(iv) of the Operating Agreement.  For purposes of Section 4.03(c)(iv) of the Operating Agreement, “replacement awards” for the terminated Non-Equitized PIPR Units shall constitute restricted stock units in respect of Shares (or acquirer shares) or Restricted Shares (or restricted stock of an acquirer) or any other stock or cash-based Award (as defined in the Plan), which in the case of replacement awards with respect to Unvested Awards would have the same remaining vesting conditions as the applicable Non-Equitized PIPR Units.

(b)  In the event of any extraordinary dividend or other extraordinary distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, rights offering, stock split, reverse stock split, split-up or spin-off or any other event that constitutes an “equity restructuring” within the meaning of Topic 718 in the FASB Accounting Standards Codification with respect to Shares, the Committee shall, in the manner determined appropriate or desirable by the Committee, adjust any outstanding PIPR Units.

11.  Effect of Agreement.

Except as otherwise provided hereunder, this Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company or Lazard Group.  The invalidity or enforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.  Nothing in this Agreement or the Plan shall confer upon the Member any right to continue in the employ of the Company or any of its Affiliates or interfere in any way with the right of the Company or any such Affiliates to terminate the Member’s service at any time.  Until Shares are actually delivered to the Member upon exchange of Equitized PIPR Units for Shares, the Member shall not have any rights as a shareholder, except as specifically provided herein.

12.  Laws Applicable to Construction; Consent to Jurisdiction.

(a)  Notwithstanding anything in the Operating Agreement to the contrary, this Agreement shall be governed by and construed in accordance with the laws of the State of New York (United States of America), without regard to principles of conflict of laws that could cause the application of the law of any jurisdiction other than the State of New York.  In addition to the terms and conditions set forth in this Agreement and the Restrictive Covenants, the Unvested Awards are subject to the terms and conditions of the Plan, which is hereby incorporated by reference, and the PIPR Units are subject to the Operating Agreement, which is hereby incorporated by reference.  By signing this Agreement, the Member agrees to and is bound by the Plan, the Operating Agreement and the Restrictive Covenants.

(b)  Notwithstanding anything in the Operating Agreement to the contrary, subject to the provisions of Section 12(c), any controversy or claim between the Member and the Company, Lazard Group or any of its or their Affiliates arising out of or relating to or concerning the provisions of this Agreement or the Plan shall be finally settled by arbitration in New York City before, and in accordance with the rules then obtaining of, the Financial Industry Regulatory Authority (“FINRA”) or, if FINRA declines to arbitrate the matter, the American Arbitration Association (the “AAA”) in accordance with the commercial arbitration rules of the AAA.

(c)  Notwithstanding the provisions of Section 12(b), and in addition to its right to submit any dispute or controversy to arbitration in accordance with Section 12(b), the Company or Lazard Group may submit any dispute or controversy hereunder to arbitration in accordance with Section 10.05 of the Operating Agreement or bring an action or special proceeding in a state or federal court of competent jurisdiction sitting in the City of New York, whether or not an arbitration proceeding has theretofore been or is ever initiated, for the purpose of temporarily, preliminarily, or permanently enforcing the provisions of the Restrictive Covenants, or to enforce an arbitration award, and, for the purposes of this Section 12(c), the Member (i) expressly consents to the application of Section 12(d) to any such action or proceeding, (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of the Restrictive Covenants or this Agreement would be difficult to calculate and that remedies at law would be inadequate, and (iii) irrevocably appoints the General Counsel of the Company as the Member’s agent for service of process in connection with any such action or proceeding, who shall promptly advise the Member of any such service of process by notifying the Member at the last address on file in the Company’s records.

(d)  Notwithstanding anything in the Operating Agreement to the contrary, the Member, the Company and Lazard Group hereby irrevocably submit to the exclusive jurisdiction of any state or federal court located in the City of New York over any suit, action, or proceeding arising out of, relating to or in connection with this Agreement or the Plan that is not otherwise required to be arbitrated or resolved in accordance with the provisions of Section 12(b).  This includes any suit, action or proceeding to compel arbitration or to enforce an arbitration award.  The Member, the Company and Lazard Group acknowledge that the forum designated by this Section 12(d) has a reasonable relation to this Agreement, and to the Member’s relationship to the Company.  Notwithstanding the foregoing, nothing herein shall preclude the Company, Lazard Group or the Member from bringing any action or proceeding in any other court for the purpose of enforcing the provisions of Section 12(a) or this Section 12(d).  The agreement of the Company, Lazard Group and the Member as to forum is independent of the law that may be applied in the action, and the Company, Lazard Group and the Member agree to such forum even if the forum may under applicable law choose to apply non-forum law.  The Member, the Company and Lazard Group hereby waive, to the fullest extent permitted by applicable law, any objection which the Member, the Company or Lazard Group now or hereafter may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding in any court referred to in this Section 12(d).  The Member, the Company and Lazard Group undertake not to commence any action arising out of or relating to or in connection with this Agreement in any forum other than a forum described in this Section 12(d), or, to the extent applicable, Section 12(b).  The Member, the Company and Lazard Group agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding in any such court shall be conclusive and binding upon the Member, the Company and Lazard Group, as applicable.

13.  Section 409A of the Code.

It is intended that the PIPR Units shall comply with or shall be exempt from Section 409A of the Code.  In the event that it shall be determined that the PIPR Units are subject to and are not in compliance with Section 409A of the Code and any payment that is paid or payable in respect of the PIPR Units pursuant to this Agreement, the Plan or the Operating Agreement is subject to the additional tax described in Section 409A(a)(1)(B)(i)(II) of the Code (to the extent that the Member incurs the additional tax) or any penalties are incurred by the Member with respect to such additional tax or any premium interest tax under Section 409A of the Code (such tax, together with any such penalties and premium interest tax, are hereinafter collectively referred to as the “409A Tax”), then the Member shall be entitled to receive an additional payment (an “Indemnity Payment”) in an amount such that after payment by the Member of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and 409A Tax imposed upon the Indemnity Payment, the Member retains an amount of the Indemnity Payment equal to the 409A Tax imposed upon the payments.  All determinations required to be made under this Section 13, including whether and when a Indemnity Payment is required and the amount of such Indemnity Payment and the assumptions to be utilized in arriving at such determination, shall be made by the Managing Members in accordance with Section 5.05 of the Operating Agreement.

Any Indemnity Payment, as determined pursuant to this Section 13, shall be paid by Lazard Group to the Member within 30 days of the receipt of the Managing Members’ determination; provided that, the Indemnity Payment shall in all events be paid no later than the end of the Member’s taxable year next following the Member’s taxable year in which the 409A Tax (and any income or other related taxes or interest or penalties thereon) on a payment are remitted to the Internal Revenue Service or any other applicable taxing authority or, in the case of amounts relating to a claim that does not result in the remittance of any federal, state, local and foreign income, excise, social security and other taxes, the calendar year in which the claim is finally settled or otherwise resolved.  Notwithstanding any other provision of this Section 13, Lazard Group may, in its sole discretion, following reasonable notice to the Member, withhold and pay over to the Internal Revenue Service or any other applicable taxing authority, for the benefit of the Member, all or any portion of any Indemnity Payment, and the Member hereby consents to such withholding.

For purposes of Section 409A of the Code, each installment payable to the Member pursuant to this Agreement shall be deemed to be a “separate payment” within the meaning of Treas. Reg. Section 1.409A-2(b)(iii) or any successor thereto.  The provisions of Section 12 of the Plan are hereby incorporated by reference.

14.  Conflicts and Interpretation.

In the event of any conflict between the terms of the Operating Agreement, the Plan and/or this Agreement relating to PIPR Units, the agreements shall take precedence in the following order: (a) this Agreement, (b) the Operating Agreement and (c) the Plan; provided that Sections 7.03(b) and 10.02 of the Operating Agreement shall take precedence over the terms of this Agreement.  Except as expressly set forth in this Agreement with respect to PIPR Units, the Operating Agreement shall govern the Member’s rights and obligations with respect to Lazard Group under the Operating Agreement.  In the event of any ambiguity in this Agreement, or any matters as to which this Agreement is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (i) interpret the Plan, (ii) prescribe, amend and rescind rules and regulations relating to the Plan, and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan.

15.  Amendment.

Except for the actions specifically described in Section 10 of this Agreement, any modification, amendment or waiver to this Agreement that shall materially impair the rights of the Member shall require an instrument in writing to be signed by the Member, the Company and Lazard Group, except such a modification, amendment or waiver made to cause the Plan, the Operating Agreement or this Agreement to comply with applicable law, tax rules, stock exchange rules or accounting rules and which is made to similarly situated service providers.  Any compensation or benefits that are provided to the Member in connection with any such amendment shall be taken into account for purposes of determining whether the Member’s rights would be materially impaired by such amendment.  The waiver by any of the Member, the Company or Lazard Group of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

16.  Headings.

The headings of paragraphs herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Agreement.

17.  Counterparts.

This Agreement may be executed in counterparts, which together shall constitute one and the same original.

IN WITNESS WHEREOF, as of the date first above written, each of the Company and Lazard Group has caused this Agreement to be executed on behalf of itself or its applicable Affiliate by a duly authorized officer and the Member has hereunto set the Member’s hand.

LAZARD LTD

By:
Name
Title

LAZARD GROUP LLC

By:
Name
Title

NAME

Appendix A

Performance Criteria and Calculation

A-1

Appendix B

Restrictive Covenants

B-1